Exhibit 99.2

CONCERT INDUSTRIES CORP.
CONSOLIDATED BALANCE SHEET
(Unaudited)
(Expressed in thousands of Canadian dollars)
September 30, 2009, with comparative figures as at December 31, 2008

	September 30,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$15,332	$10,263
Accounts receivable	28,292	30,660
Inventory (note 4)	26,474	37,151
Prepaids and deposits	1,901	2,697
Derivative related assets	331	—
Future income taxes (note 13)	4,689	4,905

	77,019	85,676
Derivative related assets	3,949	—
Property, plant and equipment (note 5)	111,999	92,094
Future income taxes (note 13)	9,893	10,465

	$202,860	$188,235

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term indebtedness (note 6)	$11,897	$14,700
Accounts payable and accrued liabilities	20,493	19,475
Current portion of long-term debt (note 8)	12,230	8,978
Derivative related liabilities	162	900
Income taxes payable	400	1,514
Shareholder loan (note 7)	4,474	4,474

	49,656	50,041
Derivative related liabilities	2,475	1,529
Long-term debt (note 8)	52,245	46,973

	104,376	98,543
Shareholders’ equity:
Share capital (note 9)	44,132	44,132
Retained earnings	53,573	40,650
Accumulated other comprehensive income (note 10)	779	4,910

	98,484	89,692
Stock-based compensation (note 12)
Commitments (note 14)
Subsequent event (note 19)

	$202,860	$188,235

Approved on behalf of the Board:

Director

Director

See accompanying notes to consolidated financial statements.

CONCERT INDUSTRIES CORP.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009, with comparative figures for the nine-month period ended September 30, 2008

	September 30,	September 30,
	2009	2008

Revenue	$170,954	$172,845
Cost of sales	136,906	130,999

	34,048	41,846
Expenses:
Administration	8,389	8,273
Amortization	3,163	2,598
Fixed manufacturing, product development and overhead	7,814	7,099
Selling and marketing	1,907	1,873

	21,273	19,843

Earnings from operations before undernoted	12,775	22,003
Interest expense	2,744	2,250
Change in fair value of derivative instruments	(4,161)	95

Earnings from operations before income taxes	14,192	19,658
Income taxes (note 13):
Current	781	2,435
Future expense (reduction)	488	(2,441)

	1,269	(6)

Net earnings	12,923	19,664
Other comprehensive income (loss), net of taxes:
Unrealized gain (loss) on translating financial statements of self-sustaining foreign operations	(4,066)	1,247
Change in fair value of cash flow hedging derivative instruments	(65)	—
Reclassification to net earnings upon settlement of cash flow hedging derivatives	—	(246)

Other comprehensive income (loss)	(4,131)	1,001

Comprehensive income	$8,792	$20,665

See accompanying notes to consolidated financial statements.

CONCERT INDUSTRIES CORP.
CONSOLIDATED STATEMENT OF RETAINED EARNINGS AND ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009, with comparative figures for the nine-month period ended September 30, 2008

	September 30,	September 30,
	2009	2008

Retained earnings, beginning of period	$40,650	$17,810
Net earnings	12,923	19,664

Retained earnings, end of period	$53,573	$37,474

Accumulated other comprehensive income (loss), beginning of period	$4,910	$(1,858)
Cumulative translation adjustment	(4,066)	1,247
Net change in fair value of cash flow hedging derivative instruments	(65)	—
Net change in reclassification of net earnings upon settlement of cash flow hedging derivatives	—	(246)

	(4,131)	1,001

Accumulated other comprehensive income (loss), end of period	$779	$(857)

See accompanying notes to consolidated financial statements.

CONCERT INDUSTRIES CORP.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009, with comparative figures for the nine-month period ended September 30, 2008

	September 30,	September 30,
	2009	2008

Cash provided by (used in):
Operations:
Net earnings	$12,923	$19,664
Adjustment for non-cash items:
Amortization	3,163	2,598
Unrealized foreign exchange (gain) loss on short-term indebtedness	(1,405)	695
Future income taxes (reduction)	488	(2,441)
Change in fair value of derivative instruments	(4,161)	95

	11,008	20,611
Changes in non-cash operating working capital:
Decrease (increase) in accounts receivable	1,033	(1,933)
Decrease (increase) in inventory	9,003	(1,303)
Decrease (increase) in prepaids and deposits	742	(825)
Increase (decrease) in accounts payable and accrued liabilities	805	(3,444)

	22,591	13,106
Investments:
Purchase of property, plant and equipment	(29,296)	(22,288)
Financing:
Repayments (proceeds) from short-term indebtedness	(1,176)	4,561
Proceeds from long-term debt	18,543	35,591
Repayment of long-term debt	(5,206)	(25,525)

	12,161	14,627
Foreign exchange gain (loss) on cash and cash equivalents held in foreign currency	(387)	292

Increase in cash and cash equivalents	5,069	5,737
Cash and cash equivalents, beginning of period	10,263	4,096

Cash and cash equivalents, end of period (note 2(b))	$15,332	$9,833

Supplementary cash flow information (note 17)

See accompanying notes to consolidated financial statements.

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

1.	NATURE OF BUSINESS:

Concert Industries Corp. (the “Company”) is incorporated under the Canadian Business Corporations Act and its principal business activity is the manufacture and sale of thermal, latex and multi-bonded airlaid fabrics.

2.	BASIS OF PRESENTATION:

The consolidated balance sheet of the Company includes the accounts of its wholly-owned subsidiaries, including its significant operating subsidiaries, Concert GmbH, AA-Tech Systems, Advanced Airlaid Technology GmbH and Concert Airlaid Ltée. The Company is a wholly-owned subsidiary of Tricap Management Limited (“Tricap”), an entity controlled by Brookfield Asset Management. All intercompany balances and transactions have been eliminated.

The enclosed unaudited financial statements are in accordance with generally accepted accounting principles applicable to interim financial statements and do not include all information required of complete financial statements. The interim financial statements and related notes should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2008. The operating results for this interim period are not necessarily indicative of results expected for the year.

3.	NEW ACCOUNTING STANDARDS:

(a) Goodwill and intangible assets:

On January 1, 2009, the Company adopted 3064, Goodwill and Intangible Assets. Section 3064, which replaces Section 3062, Goodwill and Other Intangible Assets, and Section 3450, Research and Development Costs, establishes standards for the recognition, measurement and disclosure of goodwill and intangible assets. The provisions relating to the definition and initial recognition of intangible assets, including internally generated intangible assets, are equivalent to the corresponding provisions of International Financial Reporting Standards (IFRS) IAS 38, Intangible Assets. The initial adoption of this standard did not impact the Company’s consolidated financial statements.

(b) Credit risk and the fair value of financial assets and financial liabilities:

On January 20, 2009, the Emerging Issues Committee issued Abstract 173 (EIC-173), Credit Risk and the Fair value of Financial Assets and Financial Liabilities. EIC-173 stipulates that an entity’s own credit risk and the credit risk of the counterparty should be taken into account in determining the fair value of financial assets and financial liabilities, including derivative financial instruments. EIC-173 applies to the Company effective January 1, 2009 and must be applied retrospectively without restatement of prior periods. In accordance with EIC-173, certain financial assets and financial liabilities, including derivative financial instruments, had to be remeasured as at January 1, 2009. Any adjustment to the fair value must be recorded as an adjustment to the balance of retained earnings as at that date, except certain adjustments related to derivative financial instruments in a hedging relationship. In certain specific cases, any resulting difference would be recorded either in other comprehensive income or as an adjustment to the carrying value of the hedged item. The initial adoption of this standard did not impact the Company’s consolidated financial statements.

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

(c) Financial instrument disclosures:

In June 2009, the CICA amended Handbook Section 3862, Financial Instruments — Disclosures, to enhance disclosures about fair value measurements and the liquidity risk of financial instruments.

All financial instruments recognized at fair value on the Consolidated Balance Sheet must be classified in three fair value hierarchy levels, which are as follows:

•	Level 1 — valuation based on quoted prices (unadjusted) observed in active markets for identical assets or liabilities;

•	Level 2 — valuation techniques based on inputs that are quoted prices of similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; inputs other than quoted prices used in a valuation model that are observable for that instrument; and inputs that are derived principally from or corroborated by observable market data by correlation or other means;

•	Level 3 — valuation techniques with significant unobservable market inputs.

This information is presented in note 15(i).

4.	INVENTORY:

	September 30,	December 31,
	2009	2008

Raw materials	$13,281	$13,292
Work-in-process	2,480	3,629
Finished goods	10,713	20,230

	$26,474	$37,151

5.	PROPERTY, PLANT AND EQUIPMENT:

		Accumulated	Net Book
September 30, 2009	Cost	Amortization	Value

Airlaid plant and equipment	$37,576	$10,658	$26,918
Buildings and leasehold improvements	23,648	4,170	19,478
Furniture and equipment	4,378	1,838	2,540
Land	1,917	—	1,917
Land improvement	110	—	110
Construction in progress	61,036	—	61,036

	$128,665	$16,666	$111,999

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

		Accumulated	Net Book
December 31, 2008	Cost	Amortization	Value

Airlaid plant and equipment	$39,079	$8,935	$30,144
Buildings and leasehold improvements	24,785	3,572	21,213
Furniture and equipment	4,543	1,323	3,220
Land	1,934	—	1,934
Land improvements	110	—	110
Construction in progress	35,473	—	35,473

	$105,924	$13,830	$92,094

During the nine-month period ended September 30, 2009 and the nine-month period ended September 30, 2008, $6,320 and $Nil, respectively of capital expenditure grants were received. Grants received, from the German and Canadian governments, are netted against property, plant and equipment, primarily in Airlaid plant and equipment.

The Company will be eligible to apply for additional tax related German government grants of up to Euro 5,450. These grants may be received if certain eligibility, application and audit criteria are fulfilled.

6.	SHORT-TERM INDEBTEDNESS:

The Company has available an unsecured non-interest bearing credit facility in Canada in an aggregate amount not to exceed US $13,305 established with Tricap. Amounts drawn on the facility are repayable on demand. At September 30, 2009 and December 31, 2008, $10,209 and $11,614 has been drawn under this credit facility, respectively.

The Company also has a line of credit in Germany for a maximum of $9,412 (Euro 6,000). At September 30, 2009, $1,688 (Euro 1,076) and December 31, 2008 $3,086 (Euro 1,811), was outstanding under this line of credit. This line of credit bears interest at 8% and is unsecured.

The Company has a $10,000, 364 days term operating facility that expires on July 13, 2010. This credit facility is available in Canadian or US dollars. Interest is at Canadian Prime Rate or US Base Rate. Security is a first ranking hypothec on accounts receivable and inventory. At September 30, 2009 and December 31, 2008, $Nil was outstanding under this credit facility.

7.	SHAREHOLDER LOAN:

The shareholder loan is payable to Tricap is denominated in Canadian dollars and is secured by a first charge on the assets of the Company and its subsidiaries and bears interest at 0.1%. The shareholder loan is repayable on demand.

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

8.	LONG-TERM DEBT:

(a) Long-term debt:

	September 30,	December 31,
	2009	2008

Deutsche Bank syndicate loan of Euro 62,500 secured by mortgage of Concert GmbH land of Euro 47,700, machinery equipment and blanket assignment of all trade receivables and inventory of Concert GmbH. Joint and several liability of Concert GmbH, Concert Europe GmbH, AA-Tech Systems Advanced Airlaid Technology GmbH.Denominated in Euro, with a credit facility of Euro 56,500 of long-term debt and a Euro 6,000 line of credit. The long-term debt is in 3 tranches A, B, and C. Tranche A is a Euro 14,700 facility and was fully drawn in June 2008. Euro 639 quarterly repayments commenced in June 2008. Tranche A will mature in December 2013. Tranche B is a Euro 27,000 facility and has had Euro 9,500 drawn in 2008 and Euro 11,500 drawn in 2009. Quarterly repayments of Euro 1,227 commenced in September 2009 and will mature in December 2014. Tranche A and B bear interest at EURIBOR 3 month variable rate plus an interest margin based on interest coverage, leverage and net worth calculations. Tranche C is a Euro 14,800 facility and is undrawn at September 30, 2009 and will bear interest at EURIBOR plus 1.50%.
	$48,059	$37,985
Deutsche Bank promissory note payable of Euro 8,000 fully drawn in 2008, bearing interest at 7.48% payable quarterly, principal is repayable by a lump sum payment in June 2015. Joint and several liability of Concert GmbH, Concert Europe GmbH, AA-Tech Systems Advanced Airlaid Technology GmbH. This promissory note is also secured by the mortgage of Concert GmbH land of Euro 47,700, machinery equipment and blanket assignment of all trade receivables and inventory of Concert GmbH.	12,548	13,637
Canada Economic Development loan, interest free, quarterly principal repayments of $38 commencing February 2010, due September 2016.	1,063	1,063
Government of Germany Loan denominated in Euro, initial advance of Euro 2,556, repayable in annual payments of Euro 251 over a 10-year period commencing in 2007 and bearing interest at 6.6%, payable semi-annually	2,805	3,266

	64,475	55,951
Current portion	12,230	8,978

	$52,245	$46,973

The Company is obligated to make the following principal payments at September 30, 2009:

2009	$3,129
2010	12,265
2011	12,265
2012	12,265
2013	10,550
Thereafter	14,001

$64,475

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

(b) Interest rate swap:

The Company has two outstanding interest rate swaps with Deutsche Bank at September 30, 2009. The first interest rate swap commenced on October 10, 2008 and exchanges variable interest for a fixed interest of 3.83% on a notional amount of Euro 5,113. The second interest rate swap commences on September 30, 2009 and exchanges variable interest for a fixed interest of 4.19% on a notional amount of Euro 24,545. The fair value of the interest rate swaps at September 30, 2009 is $2,637 and is recorded in derivative related liabilities.

9.	SHARE CAPITAL:

	September 30,	December 31,
	2009	2008

Authorized:
Unlimited number of common shares with no par value
Unlimited number of restricted-voting common shares
Issued:
32,723,351 common shares	$31,739	$31,739
12,776,649 restricted-voting common shares	12,393	12,393

	$44,132	$44,132

10.	ACCUMULATED OTHER COMPREHENSIVE INCOME:

	September 30,	December 31,
	2009	2008

Accumulative cumulative translation adjustment	$1,048	$5,114
Accumulated net change in reclassification of net earnings upon settlement of cash flow hedging derivatives	(269)	(204)

	$779	$4,910

11.	RELATED PARTY TRANSACTIONS:

(a) Short-term indebtedness, as described in note 6.

(b) Shareholder loan payable, as described in note 7.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related party.

12.	STOCK-BASED COMPENSATION:

Under the Company’s stock option plan, the Company may grant options to Employees, Executives and Consultants to purchase common shares. The terms and number of Common Shares covered by each option is determined by the Board of Directors upon issuance. The plan currently contemplates that a maximum of 10,000,000 common shares may be granted under the stock option plan. The exercise price for each share covered by an option shall be the fair market value of common shares as established by the Board of Directors, subject to the terms of the plan. Options granted may be exercised over a period not exceeding ten years.

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

A summary of the status of the plan is as follows:

	September 30,		December 31,
	2009		2008
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price

Outstanding, beginning of period	3,055,000	$1.95	3,055,000	$1.95
Exercised		—		—

Options outstanding, end of period	3,055,000	$1.95	3,055,000	$1.95

Options exercisable, end of period		$—		$—

The following table summarizes information about stock options outstanding at September 30, 2009:

Options Outstanding
		Average
		Remaining
Exercise	Number of	Contractual
Price	Options	Life of Options

$1.95	3,055,000	6.92

All outstanding stock options are classified as liabilities and are carried at their intrinsic value as adjusted for vesting. The intrinsic value is marked-to-market each period and is amortized to expense over the period in which the related services are rendered. The stock options vest to the optionee after eight years. Upon an acquisition of the Company’s shares, the Board of Directors of the Company may decide to accelerate the vesting and exercise date of the outstanding options.

Stock compensation expense for the nine months ended September 30, 2009 is $1,508 (September 30, 2008 — $90).

13.	INCOME TAXES:

Income tax expense attributable to earnings from continuing operations differs from the amounts computed by applying the combined Canadian federal and provincial income tax rate of 30.9% (September 30, 2008 — 30.9%) to earnings from continuing operations before income taxes and non-controlling interest as follows:

	September 30,	September 30,
	2009	2008

Earnings from continuing operations before income taxes	$14,192	$19,658

Expected income tax	$4,385	$6,074
Tax effect of:
Results from foreign operations taxed at higher (lower) rates	(396)	(743)
Change in valuation allowance — realization of losses carried forward	(3,203)	(6,886)
Change in substantively-enacted tax rates	—	1,291
Other	483	258

	(3,116)	(6,080)

	$1,269	$(6)

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

The tax effects of temporary differences that give rise to significant portions of future income tax assets and liabilities are presented below:

	September 30,	December 31,
	2009	2008

Future income tax assets:
Property, plant and equipment	$5,078	$5,958
Non-capital loss carry forwards	41,792	45,582
Net capital loss carry forwards	819	819
Research and development deduction carryforwards	2,522	2,215
Other	717	415

Total gross future income tax assets	50,928	54,989
Valuation allowance	(36,092)	(39,295)

Net future income tax assets	14,836	15,694
Future income tax liabilities:
Financing costs	254	324

Total gross future income tax liabilities	254	324

Net future income tax assets	$14,582	$15,370

In making an assessment of whether future income tax assets are more likely than not to be realized, management prepares information regarding the expected use of such assets by reference to its internal income forecasts. The ultimate realization of future income tax assets is dependent upon the generation of future taxable income during the years in which the temporary differences are deductible and the available non-capital loss carry forwards can be utilized. Management considers the scheduled reversals of future income tax liabilities, the character of future income tax assets and available tax planning strategies in making this assessment.

No valuation allowance has been recorded in relation to future income tax assets related to deductible temporary differences of the European operations.

Based on management’s best estimates of the expected realization of future income tax assets, during 2008 the Company reduced the valuation allowance relating to its North American operations to reflect that it is more likely than not that certain future income tax assets will be realized.

The Company and its Canadian subsidiary have non-capital loss carry forwards in Canada for federal income tax purposes of approximately $149,000 which can be used to offset future Canadian taxable income. These losses expire as follows:

2013	$7,000
2014	136,000
2015	6,000

$149,000

The Company believes that it has adequately provided for income taxes based on all of the information that is currently available. The calculation of income taxes in many cases, however, requires significant judgement in interpreting tax rules and regulations. The Company’s tax filings are subject to audits, which

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

could materially change the amount of current and future income tax assets and liabilities, and could, in certain circumstances, result in the assessment of interest and penalties.

14.	Commitments:

(a) The Company has committed to the following operating lease payments for premises and equipment in the year:

2009

2010	$164

(b) The Company has property, plant and equipment related commitments of $4,916 at September 30, 2009.

15.	Financial risk management and financial instruments:

Classification and fair values of financial instruments:

(i) The classification of the Company’s financial instruments, as well as their carrying amounts are as follows:

		September 30,	December 31,
		2009	2008
		Carrying	Carrying
Financial Assets and Liabilities	Classification	Amount	Amount

Cash and cash equivalents	Held for trading	$15,332	$10,263
Accounts receivable	Loans and receivables	28,292	30,660
Derivative related assets — current	Held for trading	331	—
Derivative related assets — non-current	Held for trading	3,949	—
Short-term indebtedness	Other liabilities	11,897	14,700
Accounts payable and accrued liabilities	Other liabilities	20,493	19,475
Derivative related liabilities — current	Held for trading	162	900
Shareholder loan	Other liabilities	4,474	4,474
Current portion of long-term debt	Other liabilities	12,230	8,978
Derivative related liabilities — non-current	Held for trading	2,475	1,529
Long-term debt	Other liabilities	52,245	46,973

The Company had neither available for sale, nor held to maturity financial instruments during the nine-month period ended September 30, 2009 and the year ended December 31, 2008.

The Company has determined the fair values of its financial instruments as follows:

•	Cash and cash equivalents, accounts receivable, short-term indebtedness, accounts payable and accrued liabilities and shareholder loan carrying amounts approximate their fair values as a result of the relatively short-term nature of these financial instruments.

•	The fair value of long-term debt has been estimated based on a discounted cash flow approach using current market rates. The fair value of long-term debt at September 30, 2009 is $64,144 (December 31, 2008 — $54,438).

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

•	The fair values of the Company’s forward foreign currency contracts and interest rate swap contracts and other derivative instruments are based on quoted market prices.

•	All financial instruments recognized at fair value on the consolidated balance sheet have been classified as Level 1 fair value measures. Thus, there were no changes in classification levels during the year.

Classification and fair values of financial instruments:

(ii) Interest income and expense:

The Company has recorded net investment income for the nine-month period ended September 30, 2009 in relation to the following financial instruments:

	September 30,	September 30,
	2009	2008

Financial assets held for trading:
Interest income earned on:
Cash and cash equivalents	$39	$76

Financial liabilities:
Interest expense on short-term indebtedness, shareholder loan and long-term debt	$2,744	$2,250

(iii)Accounts receivable:

The Company’s accounts receivable are comprised of following:

	September 30,	December 31,
	2009	2008

Trade receivables	$25,193	$23,132
Allowance for doubtful accounts	(707)	(556)
Other	3,806	8,084

	$28,292	$30,660

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

16.	SEGMENTED INFORMATION:

The Company has two operating segments. Management defines these segments by the domicile of the subsidiaries and from where they primarily derive their revenue.

(a) Reportable segments:

Segmented information of the Company for the nine-month period ended September 30, 2009 and for the nine-month period ended September 30, 2008 are as follows:

Nine-Month Period Ended
September 30, 2009	North America	Europe	Total

Revenue from external customers	$73,710	$97,244	$170,954

Earnings from operations before undernoted	$4,066	$8,709	$12,775
Interest expense	(53)	(2,691)	(2,744)
Change in fair value of derivative instruments	5,180	(1,019)	4,161

Earnings from continuing operations before income taxes	$9,193	$4,999	$14,192

Capital expenditures, net of grants	$1,228	$28,068	$29,296

Total assets, September 30, 2009	$76,809	$126,051	$202,860

2008	North America	Europe	Total

Revenue from external customers	$70,837	$102,008	$172,845
Earnings from operations before undernoted	$5,797	$16,206	$22,003
Interest expense	(329)	(1,921)	(2,250)
Change in fair value of derivative instruments	(95)	—	(95)

Earnings from continuing operations before income taxes	$5,373	$14,285	$19,658

Capital expenditures, net of grants	$4,647	$17,641	$22,288

Total assets, September 30, 2008	$67,353	$89,533	$156,886

(b) Geographic information:

Geographic information regarding sales and property, plant and equipment are as follows:

	Canada	Europe	Total

Revenue from external customers:
2009	$73,710	$97,244	$170,954
2008	70,837	102,008	172,845
Property, plant and equipment:
2009	$24,368	$87,631	$111,999
2008	23,888	44,233	68,121

Revenue and property, plant and equipment are attributable to geographic areas based on the domicile of the subsidiary generating the related revenue.

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

(c) Major customers:

Two customers from the North American operations and two customers from the European operations represent approximately 78% of total revenue for the nine-month period ended September 30, 2009 and 71% for the nine-month period ended September 30, 2008.

17.	SUPPLEMENTARY CASH FLOW INFORMATION:

	September 30,	September 30,
	2009	2008

Interest paid	$2,981	$2,145
Income taxes paid	1,780	2,971

18.	RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada (“Canadian GAAP”) which, in many respects, conforms to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The significant differences in those principles, as they apply to the Company’s net earnings, comprehensive income/loss and shareholders’ equity, are described below.

Reconciliation of net earnings under Canadian GAAP to U.S. GAAP:

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2009	2008

Net earnings for the period based on Canadian GAAP	$12,923	$19,664
Adjustments:
Stock-based compensation(a)	313	(792)
Hedging(b)	(89)	(388)
Capitalization of interest, net(c)	2,181	247
Income taxes(a)(b)(c)	(587)	73

Net earnings for the period based on U.S. GAAP	$14,741	$18,804

Reconciliation of other comprehensive income (loss) under Canadian GAAP to U.S. GAAP:

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2009	2008

Other comprehensive income (loss) for the period based on Canadian GAAP	$(4,131)	$1,001
Adjustments:
Hedging(b)	89	388
Income taxes(a)(b)(c)	(24)	(142)
Other comprehensive income (loss) for the period based on U.S. GAAP	$(4,066)	$1,247

Comprehensive income for the period based on U.S. GAAP	$10,675	$20,051

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

Reconciliation of consolidated shareholders’ equity under Canadian GAAP to U.S. GAAP:

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2009	2008

Shareholders’ equity at period end based on Canadian GAAP	$98,484	$80,749
Adjustments:
Stock-based compensation(a)	(1,197)	(1,339)
Capitalization of interest, net(c)	3,090	458
Income taxes(a)(b)(c)	(865)	(128)

Shareholders’ equity at period end based on U.S. GAAP	$99,512	$79,740

(a) Stock-based compensation:

Under Canadian GAAP the obligations of the Company’s stock option plan are recorded using the intrinsic value method. Under U.S. GAAP, FASB Accounting Standards Codification Topic 718 “Compensation — stock compensation”, the Company measures the stock option obligation using the fair value method as at each reporting date. At September 30, 2009 and 2008 the Company determined that this resulted in an increase in the recorded liability and reduction in shareholders’ equity of $1,197 and $1,339, respectively. This also resulted in an increase in the related compensation expense recognized and an increase in net earnings of $313 for the nine-month period ended September 30, 2009 and a decrease in net earnings of $792 for the nine-month period ended September 30, 2008.

(b) Hedging:

Under Canadian GAAP, the Company designated certain interest rate swaps as cash flow hedges for accounting purposes. The change in fair value related to these designated cash flow hedges was recorded in other comprehensive income (loss). The Company has not designated these interest rate swaps as an accounting hedge under U.S. GAAP and as a result, the change in fair value of these interest rate swaps for each period presented is recorded in earnings and no amounts relating to these interest rate swaps are recorded in other comprehensive income (loss) for U.S. GAAP purposes. There is no effect on shareholders’ equity at each period end since there is an offsetting effect on retained earnings and accumulated other comprehensive income (loss).

As a result of this difference, for U.S. GAAP purposes, earnings for the nine-month periods ended September 30, 2009 and 2008 has been decreased by $65 (net of tax of $24) and $246 (net of tax of $142), respectively.

(c) Capitalization of interest:

U.S. GAAP requires that the Company capitalize interest related to construction for qualifying assets where the Company has incurred interest charges as a result. During the years ended December 31, 2008, 2007 and 2005, and during the nine-month periods ended September 30, 2009 and 2008, the Company constructed certain plant and equipment and buildings for which interest would have been capitalized under U.S. GAAP. This difference resulted in the Company capitalizing interest costs which were charged to earnings under Canadian GAAP, with an offsetting increase in amortization charged to earnings relating to the interest capitalized.

CONCERT INDUSTRIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
(Expressed in thousands of Canadian dollars)
For the nine-month period ended September 30, 2009

As a result of this difference, for U.S. GAAP purposes, earnings for the nine-month periods ended September 30, 2009 and 2008 has been increased by $1,570 (net of tax of $611) and $178 (net of tax of $69), respectively. Shareholders’ equity at September 30, 2009 and 2008 has been increased by $2,225 (net of tax of $865) and $330 (net of tax of $128), respectively.

19.	SUBSEQUENT EVENT:

On January 4, 2010, Tricap signed an agreement to sell all outstanding shares of the Company to P. H. Glatfelter Company. The sale was completed on February 12, 2010. As part of the sale of the Company:
i)	All amounts outstanding under the Company’s unsecured credit facility and its operating facility, the Canada Economic Development loan, Deutsche Bank syndicate and promissory note and the Government of Germany loan were repaid;

ii)	All outstanding interest rate swaps and all forward foreign exchange contracts were settled for cash; and

iii)	All outstanding stock options were immediately vested and settled in cash for $7,198.